Exhibit 99.1

News Release

Media Contacts:

Joe Noel, 240.912.1851
Michael Wachs, CEOcast, 212.732.4300, mwachs@ceocast.com
Garrett Axford, Georgina Garrett / Simon Jones, 866.940.9987, +44.1903.854900 mail@garrett-axford.co.uk

For Immediate Release

Telkonet Announces 2008 Third Quarter Results
Telkonet Segment Revenue Increases 24%, Gross Margins Increases by 12%; Operating Results Improve by $2.2 million
November 10, 2008: Germantown, MD – Telkonet, Inc. (AMEX:TKO), the leading provider of innovative, centrally managed solutions for integrated energy management, networking, building automation and proactive support services, announced today third quarter results for the period ended September 30, 2008. The results of operations include the acquisitions of EthoStream, LLC, Smart Systems International and Newport Telecommunications Co, (acquired by MSTI Holdings, Inc.) on March 15, March 9, 2007, and July 18, 2007, respectively and also includes the operations of the Company’s majority-owned subsidiary MSTI Holdings, Inc. (OTCBB: MSHI) or “MST.”

For the 2008 third quarter, Telkonet, Inc. had revenue of $5.7 million, an increase of 24% compared to $4.6 million in the 2007 third quarter. The increase was a result of organic growth in the Company’s energy and hospitality management businesses. Excluding revenue from its MST subsidiary, Telkonet had revenue of $4.7 million, an increase of 24% compared to $3.8 million in the year-earlier period and $4.6 million in the 2008 second quarter.

Telkonet, Inc. reported gross margins of 39% for the third quarter of 2008 compared to the prior year period of 27%, and 34% in the second quarter 2008. All of the profit was generated from the Telkonet segment’s operations. Excluding gross margins from MST, Telkonet reported gross margins of 47% for the third quarter of 2008 compared to the prior year period of 35%, and 42% in the second quarter 2008.

Selling, general and administrative expenses were $3.1 million, compared to $4.6 million in the 2007 third quarter. Excluding expenses from its MST subsidiary, Telkonet’s selling, general and administrative expenses were $2.1 million in the 2008 third quarter, compared to $3.3 million in the 2007 third quarter.

Telkonet, Inc. reported a third quarter 2008 net loss of $(2.9) million, or $(0.04) per share, compared to a net loss of $(5.0) million or $(0.07) per share in the 2007 third quarter. During the period ended September 30, 2008, the Company recorded a non-cash expense of $1.6 million in connection with the sale of certain debentures. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation), a non-GAAP measure, in the third quarter of 2008 of $(0.4) million compared to negative adjusted EBITDA of $(2.6) million in the 2007 third quarter. Telkonet had a negative adjusted EBITDA in the second quarter of 2008 of $(1.2) million.

“Despite a challenging economic environment, Telkonet took tangible measures to reach the Company’s goal of being cash-flow break-even by the end of 2008, as reflected by the $800,000 reduction in EBITDA loss compared to the 2008 second quarter,” said Jason Tienor, Telkonet’s president and CEO. “While our business, like many others, has been impacted by a slowing economy and a credit crisis which has

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delayed some projects like our energy solutions, the Company was able to generate solid year-over-year and sequential revenue growth, reflecting the near-term return that our energy solutions deliver customers. Due to increased sales of energy management products, as well as streamlining engineering costs and driving purchasing efficiencies, we were also able to improve gross margins. Recent contract awards from Americas Best Value Inn Las Vegas and Columbia Sussex Hotel Group reflect the demand in the hospitality industry to lower energy costs. While we can not control the timing of purchases by our customers, we have been relentlessly focused on managing those areas we can control. Recently, we announced a long-range plan to streamline operations and rationalize the Company’s cost structure, by reducing its corporate headcount at all levels, by approximately 5%. The Company expects this recent action to result in estimated annualized cost savings of approximately $1.2 million per year. We continue to focus on driving near-term revenue growth, while remaining relentlessly focused on reaching profitability.”

For the nine months ended September 30, 2008, Telkonet had revenue of $16.3 million, an increase of 72% compared to $9.5 million in the nine months ended September 30, 2007. Excluding revenue from its MST subsidiary, Telkonet had revenue of $13.4 million, an increase of 74% compared to $7.7 million in the year-earlier period.

Telkonet, Inc. reported gross margins of 32% for the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007 of 19%. All of the profit was generated from the Telkonet segment’s operations. Excluding gross margins from MST, Telkonet reported gross margins of 40% for the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007 of 32%.

Selling, general and administrative expenses were $10.3 million for the nine months ended September 30, 2008, compared to $13.1 million for the nine months ended September 30, 2007. Excluding expenses from its MST subsidiary, Telkonet’s selling, general and administrative expenses were $7.3 million for the nine months ended September 30, 2008, compared to $10.1 million for the nine months ended September 30, 2007.

Telkonet, Inc. reported a net loss of $(12.2) million, or $(0.16) per share, for the nine months ended September 30, 2008, compared to a net loss of $(14.9) million, or $(0.23) per share for the nine months ended September 30, 2007. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation), a non-GAAP measure, of $(3.6) million for the nine months ended September 30, 2008, compared to negative adjusted EBITDA of $(9.4) million for the nine months ended September 30, 2007.

Conference Call
The Company will hold a conference call today at 4:30 p.m. Eastern Time to discuss these results. Interested parties should dial 866-454-4205 (domestically) or 913-981-5597 (internationally). Please use 3451112 as the conference confirmation number. There will be a replay of the call available until December 10, 2008. The replay is available by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally). Please use passcode 3451112.

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NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s quarterly financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the second quarter of 2008 and 2007, The Company excluded items in the following general categories, each of which are described below:

●
Loss on Derivative Liability. During the period ended September 30, 2008, the Company recorded a non-cash expense of $1,594,609 in connection with the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The fair value of such derivatives that were reclassified as liabilities from additional paid-in capital in the period ended September 30, 2008 totaled $2,993,615. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Other Expense. In the first quarter of 2008, the Company recorded a one-time non-cash expense of $1,598,203 in connection with an amendment to 3,380,000 stock purchase warrants held by private placement investors which reduced the exercise price under such warrants from $4.17 per share to $0.6978258 per share. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Impairment write-down in investment in affiliate. In the second quarter of 2008, the Company recorded a one-time non-cash expense of $380,000 in connection with the issuance of 600,000 shares of Company stock attributable to the release of shares from a purchase price contingency escrow.  The Company considers this an investment transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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●
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

About Telkonet
Telkonet’s unique broadband networking solutions currently support more than 1.8 million network users per month, with its energy management systems optimizing energy consumption in over 90,000 rooms. Telkonet’s technology innovation is underpinned by the highest level of end-to-end quality of service, with comprehensive technical customer support. Its systems deliver wide-ranging functionality, from wired and wireless high-speed Internet access to energy management, IP surveillance and local area networking. Telkonet’s platforms are widely deployed on the global stage – in single buildings and ships, in multi-building complexes, hospitality venues and multi-dwelling units, and at government, education and defense locations.

Telkonet’s innovations include the revolutionary Telkonet Series 5 and the Telkonet iWire System™, which convert a site’s existing internal electrical infrastructure into an IP network backbone – quickly, cost-effectively and without disruption. The portfolio also includes the integrated EthoStream product suite, providing a comprehensive and advanced technology management platform for the hospitality industry, differentiated by outstanding remote management tools and a dedicated customer support facility. Networked Telkonet SmartEnergy™ completes the line-up, delivering typical bottom line savings of up to 30% by controlling in-room energy consumption according to occupancy. For more information, please visit www.telkonet.com.

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All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

TELKONET, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
 (Telkonet Segment)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net (loss), as reported	$(2,878,757)	$(4,955,630)	$(12,231,629)	$(14,941,974)
Net loss attributed to MSTI segment	1,370,896	1,056,299	3,412,656	3,542,562
Net loss attributed to Telkonet segment	(1,507,861)	(3,899,331)	(8,818,973)	(11,399,412)
Interest (income) expense, net	243,424	591,242	593,228	481,970
Depreciation and amortization	103,056	130,711	318,210	317,935

EBITDA attributed to Telkonet segment	(1,161,381)	(3,177,378)	(7,907,535)	(10,599,507)
Adjustments:
Other expense	-	-	1,598,203	-
Loss on derivative liability	576,156	-	1,594,609	-
Impairment write-down in investment in affiliate	-	-	380,000	-
Stock based compensation	194,483	555,509	704,613	1,217,120
		(
Adjusted EBITDA	$(390,742)	$(2,621,869)	$(3,630,110)	$(9,382,387)

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TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues, net:
Product	$3,964,419	$3,005,144	$11,333,574	$6,269,079
Rental	1,763,396	1,583,633	4,977,799	3,232,574
Total Revenue	5,727,815	4,588,777	16,311,373	9,501,653

Cost of Sales:
Product	2,165,379	2,139,034	7,124,696	4,503,983
Rental	1,355,985	1,229,985	3,975,648	3,177,386
Total Cost of Sales	3,521,364	3,369,019	11,100,344	7,681,369

Gross Profit	2,206,451	1,219,758	5,211,029	1,820,284

Costs and Expenses:
Research and Development	509,418	646,848	1,667,229	1,736,656
Selling, General and Administrative	3,111,570	4,553,161	10,317,209	13,057,979
Impairment Write-Down in Investment in Affiliate	-	-	380,000	-
Impairment Write-Down in Long Lived Assets of Subsidiary	330,000	-	330,000	-
Non-Employee Stock Based Compensation	-	400,220	81,500	400,220
Employee Stock Based Compensation	194,483	294,859	623,113	941,900
Employee Stock Based Compensation of Subsidiary	128,507	130,941	395,904	173,967
Depreciation and Amortization	251,587	275,611	764,157	638,131
Total Operating Expense	4,525,565	6,301,640	14,559,112	16,948,853

Loss from Operations	(2,319,114)	(5,081,882)	(9,348,083)	(15,128,569)

Other Income (Expenses):
Interest Income	405	37,883	28,946	110,343
Financing Expense	(789,021)	(328,611)	(2,494,888)	(529,168)
Gain (Loss) on Derivative Liability	(576,156)	-	(1,594,609)	-
Registration rights liquidated damages of subsidiary	-	(500,000)	500,000	(500,000)
Other income	-	-	270,950	-
Other expense	-	-	(1,598,203)	-
Total Other Income (Expenses)	(1,364,772)	(790,728)	(4,887,804)	(918,825)

Loss Before Provision for Income Taxes	(3,683,886)	(5,872,610)	(14,235,887)	(16,047,394)
Provision for Income Taxes	-	-	-	-

Loss Before Minority Interest	(3,683,886)	(5,872,610)	(14,235,887)	(16,047,394)
Minority Interest	805,129	916,980	2,004,258	1,105,420
Net Loss	$(2,878,757)	$(4,955,630)	$(12,231,629)	$(14,941,974)

Loss per common share (basic and assuming dilution)	$(0.04)	$(0.07)	$(0.16)	$(0.23)

Weighted average common shares outstanding	81,422,404	67,520,571	76,880,047	64,324,325

Comprehensive Loss:

Net Loss	$(2,878,757)	$(4,955,630)	$(12,231,629)	$(14,941,974)

Unrecognized loss on investment	(1,218,100)	-	(2,776,304)	-

Comprehensive Loss	$(4,096,857)	$(4,955,630)	$(15,007,933)	$(14,941,974)
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